Exhibit 10.34

ENERGY & EXPLORATION PARTNERS, INC.

2012 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of August 22, 2012 (the “Date of Grant”), is made by and between Energy & Exploration Partners, Inc., a Delaware corporation (the “Company”), and David Patty (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Energy & Exploration Partners, Inc. 2012 Stock Incentive Plan (the “Plan”) pursuant to which awards of Restricted Stock of the Company may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the award of restricted shares of Common Stock provided for herein (the “Restricted Stock Award”) to the Participant in recognition of the Participant’s services to the Company, such grant to be subject to the terms set forth herein.

NOW, THEREFORE, in consideration for the services rendered by the Participant to the Company and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Grant of Restricted Stock Award. Pursuant to Section 7.2 of the Plan, the Company hereby issues to the Participant on the Date of Grant the Restricted Stock Award consisting of, in the aggregate, 25,000 shares of Restricted Stock of the Company (hereinafter called the “Restricted Shares”) having the rights and subject to the restrictions set out in this Agreement and the Plan. The Restricted Shares shall vest in accordance with Section 4 hereof.

2. Incorporation by Reference. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. To the extent that this Agreement is silent with respect to, or in any way inconsistent with, the terms of the Plan, the provisions of the Plan shall govern and this Agreement shall be deemed to be modified accordingly. The Committee shall have the authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement.

3. Restrictions. Except as provided in the Plan or this Agreement, the restrictions on the Restricted Shares are that they will be forfeited by the Participant and all of the Participant’s rights to such shares shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such Restricted Shares made or attempted during the Restricted Period (as defined below), whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, without the written consent of the Board.

4. Vesting. Except as otherwise provided herein, the restrictions described in Section 3 above will lapse with respect to a percentage of the Restricted Shares on the dates set forth herein (each a “Vesting Date,” and, with respect to each Restricted Share, the period beginning on the Date of Grant and ending on the applicable Vesting Date for such share, the “Restricted Period”); provided that the Participant is still in Continuous Service with the Company on each such Vesting Date. The first Vesting Date shall be the earlier of (i) January 1, 2013, or (ii) an IPO. The second and third Vesting Dates shall be the first and second anniversaries of the first Vesting Date, respectively. On each Vesting Date, the restrictions described in Section 3 above will lapse with respect to thirty-three and one-third percent (33-1/3%) of the Restricted Shares.

(a) For purposes of this Agreement, “IPO” means the date of consummation of an initial underwritten public offering of Common Stock for cash pursuant to a registration statement filed under the Securities Act reasonably promptly after approval of the Plan by the Company’s stockholders.

(b) Death, Disability. The Restricted Period shall expire and all restrictions will lapse with respect to 100% of the Restricted Shares upon the termination of the Participant’s Continuous Service due to death or Disability prior to the Vesting Date.

(c) Change in Control. The Restricted Period shall expire and all restrictions will lapse with respect to 100% of the Restricted Shares upon the occurrence of a Change in Control prior to the Vesting Date; provided, that, the Participant is in Continuous Service immediately prior to such Change in Control.

(d) Termination of Continuous Service. Except as otherwise set forth in Section 4(b) or Section 4(c) above, if the Participant’s Continuous Service terminates for any reason at any time prior to the Vesting Date, the unvested Restricted Shares will be forfeited and all of the Participant’s rights to such shares of Common Stock shall immediately terminate.

(e) Disputes. If the Participant’s Continuous Service terminates prior to the Vesting Date, and there exists a dispute between the Participant and the Company or the Committee as to the satisfaction of the conditions to the lapse of the restrictions or the terms and conditions of the grant, the Restricted Shares shall remain subject to the restrictions until the resolution of such dispute, except that any distributions that may be payable to the holders of record of Common Stock as of a date during the period from termination of the Participant’s Continuous Service to the resolution of such dispute shall:

(1) to the extent to which such distributions would have been payable to the Participant on the Restricted Shares under the terms hereof, be held by the Company as part of its general funds, and shall be paid to or for the account of the Participant only upon, and in the event of, a resolution of such dispute in a manner favorable to the Participant, and then only with respect to such of the Restricted Shares as to which such resolution shall be so favorable, and

(2) be retained by the Company in the event of a resolution of such dispute in a manner unfavorable to the Participant only with respect to such of the Restricted Shares as to which such resolution shall be so unfavorable.

5. Taxes.

(a) Tax Withholding. The Company shall have the right (x) to deduct from any compensation paid to the Participant pursuant to the Plan the amount of taxes required by law to be withheld therefrom, (y) to require the Participant to pay the Company in cash such amount required to be withheld, or (z) to withhold vested Restricted Shares otherwise deliverable to the Participant hereunder; provided, however, that no Restricted Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by applicable law. Subject to the discretion of the Committee, the Participant may satisfy any foreign, federal, state or local tax withholding obligation relating to the acquisition of shares of Common Stock under this Restricted Stock Award by any of the following means (in addition to the Company’s right to withhold or to direct the withholding of vested Restricted Shares or to deduct from any compensation paid to the Participant by the Company or by an Affiliate) or by a combination of such means: (i) tendering a cash payment; (ii) by means of the Company withholding vested Restricted Shares otherwise deliverable to the Participant hereunder; provided, however, that no Restricted Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by applicable law; or (iii) delivering to the Company previously owned and unencumbered shares of Common Stock. The Participant expressly authorizes the Company to withhold vested Restricted Shares otherwise deliverable to the Participant hereunder to satisfy any such tax withholding obligations as set forth in this Section 5(a).

(b) Section 83(b) of the Code. If the Participant properly elects, within thirty (30) days after the Date of Grant, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value of the Restricted Shares as of the Date of Grant pursuant to Section 83(b) of the Code, to the extent required by law, the Participant shall pay to the Company, or make other arrangements satisfactory to the Committee to pay to the Company in the year of such grant, any federal, state or local taxes required to be withheld with respect to such shares of Common Stock. If the Participant fails to make such payments, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to such Common Stock.

6. Rights as Shareholders; Dividends. The Participant shall be the record owner of the Restricted Shares unless and until such shares of Common Stock are cancelled or rescinded pursuant to the terms of the Plan or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a stockholder of the Company, including, without limitation, voting rights, if any, with respect to the Restricted Shares and the right to receive dividends, if any, while the Restricted Shares are held in custody.

7. Certificates. Reasonably promptly following the Date of Grant, the Company shall either cause to be issued to the Participant a certificate in respect of the Restricted Shares or reflect ownership thereof in book-entry form on the Company’s books and records. If a certificate for Restricted Shares is issued, such certificate shall bear the following (or a similar) legend in addition to any other legends that may be required under federal or state securities laws:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE ENERGY & EXPLORATION PARTNERS, INC. 2012 STOCK INCENTIVE PLAN AND THE RESTRICTED STOCK AWARD AGREEMENT DATED AS OF AUGUST 22, 2012 ENTERED INTO BETWEEN THE REGISTERED OWNER AND ENERGY & EXPLORATION PARTNERS, INC. A COPY OF THE PLAN AND THE AWARD AGREEMENT ARE ON FILE AT THE OFFICES OF ENERGY & EXPLORATION PARTNERS, INC.”

The Committee shall require that such certificate evidencing such shares of Common Stock be delivered upon issuance to the Company or such other depository as may be designated by the Committee as a depository for safekeeping until the restrictions set forth herein and in the Plan lapse. At the expiration of the restrictions, the Company shall deliver to the Participant (or his legal representative, beneficiary or heir, if applicable) any stock certificates for the shares of Common Stock deposited with it free from legend except as otherwise provided by the Plan or as otherwise required by applicable law.

8. Compliance with Laws and Regulations. The issuance and transfer of the Restricted Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer.

9. Stop-Transfer Instructions. The Participant agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

10. Refusal to Transfer. The Company will not be required to (i) register any transfer of shares of Common Stock on its register of stockholders if such shares of Common Stock have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) treat as owner of such shares of Common Stock, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares of Common Stock have been so transferred.

11. No Right to Continuous Service. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its Affiliates to terminate the Participant’s Continuous Service at any time.

12. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company:

Energy & Exploration Partners, Inc.

Two City Place

100 Throckmorton, Suite 1700

Fort Worth, TX 76102

Facsimile: 817-533-9840

Attention: General Counsel

if to the Participant, at the Participant’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

13. Bound by Plan. By signing this Agreement, the Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan.

14. Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the legal representative of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

15. Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on the Participant and the beneficiaries, executors and administrators, heirs and successors of the Participant.

16. Amendment of Restricted Stock Award. Subject to Section 17 of this Agreement, the Committee at any time and from time to time may amend the terms of this Restricted Stock Award; provided, however, that the Participant’s rights under this Restricted Stock Award shall not be impaired by any such amendment unless (i) the Company requests the Participant’s consent and (ii) the Participant consents in writing.

17. Adjustment Upon Changes in Capitalization. Restricted Stock Awards may be adjusted as provided in the Plan including, without limitation, Section 11 of the Plan. The Participant, by his execution and entry into this Agreement, irrevocably and unconditionally consents and agrees to any such adjustments as may be made at any time hereafter.

18. Authority of the Committee. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decisions shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement.

19. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

20. Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

21. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

22. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

ENERGY & EXPLORATION PARTNERS, INC.

By:	/s/ Hunt Pettit
Name:	Hunt Pettit
Title:	President and Chief Executive Officer

The undersigned hereby accepts the terms of this Agreement and the Plan.

/s/ David Patty
David Patty

Signature Page to Restricted Stock Award Agreement